Exhibit 10(w)
                           CLARK EQUIPMENT COMPANY
                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                               AMENDMENT No. 1

   WHEREAS, Clark Equipment Company (the "Company") previously established the Clark Equipment Company Supplemental Executive Retirement Plan (the "Plan"); and

   WHEREAS, the Human Effectiveness Committee of the Board of Directors of the Company has approved the amendment of the Plan as described below;

   NOW, THEREFORE, the Plan is hereby amended effective as of February 15, 1995 in the following respects:

1. Subsection 2.1 of the Plan is amended by deleting the penultimate sentence of such subsection, which had excluded Frank M. Sims from being a Participant in the Plan.

2. Schedule A of the Plan is amended by adding thereto a new item 7 reading as follows:

   "7. Those benefit obligations provided pursuant to Section 3.4 of that certain amended and restated employment agreement between Frank M. Sims and Clark Equipment Company dated February 15, 1995 as may be amended from time to time, and any lump sum payment of such benefit obligations as provided for in Section 4 of said agreement."


   WHEREFORE, pursuant to the authority delegated by the Human
Effectiveness Committee of the Board of Directors of Clark Equipment Company, this Amendment No. 1 is made and executed on this 6th day of March 1995, to become effective as specified herein.

                            CLARK EQUIPMENT COMPANY


                            By:    /s/ Leo J. McKernan
                                   Leo J. McKernan
                                   Chairman, President and
                                   Chief Executive Officer